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                                                                     EXHIBIT 5.2

                [Heller Ehrman White & McAuliffe LLP Letterhead]

                                 October 2, 2003

SINA Corporation
Room 1802, United Plaza
1468 Nan Jing Road West
Shanghai 200040, China 10240

Re:  SINA Corporation  - Registration Statement on Form S-3

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-3, to be filed by SINA Corporation, a Cayman Islands corporation (the "Registrant"), with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (i) $100,000,000 aggregate principal amount of Registrant's zero coupon convertible subordinated notes due 2023 (the "Notes") issued under an Indenture, dated as of July 7, 2003 (the "Indenture") between the Registrant and The Bank of New York, as Trustee (the "Trustee"); and (ii) 3,877,471 of Registrant's ordinary shares, par value $0.133 per share, initially issuable upon conversion of the Notes pursuant to the Indenture (the "Underlying Ordinary Shares" and together with the Notes, the "Securities"), to be sold by certain securityholders listed in the Registration Statement (the "Selling Securityholders"). The Securities are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to the Securities.

      We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the Registration Statement. To the extent the Registrant's obligations depend on the enforceability of the Indenture against the other parties to the Indenture, we have assumed that the Indenture is enforceable against the other parties thereto.

                                       II.

      We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Securities to be issued.

      This opinion is limited to the federal laws of the United States of America and the laws of the State of New York, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

                                      III.

      Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed below, it is our opinion that assuming the Notes have been duly authorized under Cayman Islands law, when the Notes, in the form included in the Indenture, have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold and delivered as described in the Registration Statement and its related prospectus, the Notes will be legally issued, fully-paid and non-assessable and constitute a valid and binding obligation of the Registrant, enforceable against the Registrant in accordance with their terms, subject, as to enforcement, to
(i) bankruptcy,

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insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights, (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law and (iii) the unenforceability of indemnities, rights of contribution, exculpatory provisions and waivers of the benefits of statutory provisions which, under certain circumstances, may be limited on public policy grounds.

                                       IV.

         We further advise you that: the enforceability of the Notes will be subject to the effect of general principles of equity. As applied to the Notes, these principles will preclude the parties thereto from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

                                       V.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm whenever appearing in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

         This opinion is rendered to you in connection with the filing of the Registration Statement and is solely for your benefit. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

                                    Very truly yours,

                                    /s/ Heller Ehrman White & McAuliffe LLP
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                                    Heller Ehrman White & McAuliffe LLP

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